                                                                      EXHIBIT 21


                             Base Ten Systems, Inc.
                           Subsidiaries of Registrant


The following are wholly-owned subsidiaries of the Registrant:


                                                           State or Jurisdiction
              Name                                             of Organization
- --------------------------------------------------------------------------------
Base Ten Software, Inc.                                       New Jersey (a)

Base Ten FlowStream, Inc.                                     New Jersey (a)

Base Ten Systems, Ltd.                                        United Kingdom (a)

Base Ten Software, Ltd.                                       Ireland (a)

BTS Software GmbH                                             Germany (a)

Base Ten Aerospace and Communications, Inc.                   New Jersey (a)

Base Ten of Canada, Ltd.                                      Canada (a)

Base Ten Investment, Co.                                      Delaware (a)

Base Ten International Sales, Ltd.                            Jamaica (a)

Activ Netsciences, Inc.                                       New Jersey (a)


- --------------------------------------------------------------------------------
(a) Dormant

                                       48